Exhibit 10.54

AMENDMENT NO. 1 TO

PROMISSORY NOTE AND PLEDGE AGREEMENT

THIS AMENDMENT NO. 1 TO PROMISSORY NOTE AND PLEDGE AGREEMENT (this “Amendment”) is made as of March 24, 2022 by and among Cibus Global, LLC, a Delaware limited liability company (the “Lender”) and Rory Riggs, an individual (“Debtor”).

RECITALS

A.    Lender and Debtor are parties to that certain Promissory Note and Pledge Agreement, dated as of December 31, 2020, in the original principal amount of $4,065,845.44 (the “Note”).

B.    Pursuant to Section 11 of the Note, the Note may only be amended upon the written consent of the Debtor and Lender.

C.    Debtor and Lender now desire to amend Section 2 of the Note.

NOW THEREFORE, in consideration of the foregoing recitals and the mutual agreements contained herein, Borrower and Lender, intending to be legally bound, hereby agree as follows:

1.    Definitions; Construction. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Note. References in the Note to “this Note” (and indirect references such as “hereunder”, “hereby”, “herein” and “hereof”) shall be deemed to be references to the Note as amended hereby.

2.    Amendment to Section 2 of the Note. Section 2 of the Note is hereby amended and restated as follows:

“The principal amount of this Note plus all accrued but unpaid interest plus all reasonable out-of-pocket expenses incurred by Lender in connection with this Note (including legal expenses) (collectively, the “Obligations”) shall be payable in full on the earlier of (i) January 31, 2024 and (ii) the date of the consummation of the Company’s first underwritten public offering under the Act, (such earlier date, the “Maturity Date”). Debtor shall have the right at any time and from time to time to prepay, in whole or in part, without premium or penalty, the unpaid principal amount of this Note and accrued interest on such amount up to but excluding the date of such prepayment, including by way of offsetting the amount owing under this Note against compensation otherwise owing by the Lender to Debtor. Any such voluntary prepayments shall be applied first, to pay reasonable expenses incurred by Lender in connection herewith; second, to reduce accrued but unpaid interest on the outstanding principal of this Note; and third, to reduce the outstanding principal amount of this Note. Upon any partial prepayment of the Note, Lender shall deliver the original Note to Debtor (or a customary lost note affidavit), and Debtor shall issue a new Note to Lender reflecting the then remaining outstanding principal amount of the loan outstanding hereunder.

3.    Miscellaneous. Except as specifically set forth herein, all of the terms and provisions of the Note shall remain unchanged, unmodified and in full force and effect, and the Note shall be read together with and construed with this Amendment. This Amendment may be executed in any number of counterparts, all of which when taken together shall constitute one and the same amendatory instrument and any of the parties hereto may executed this Amendment by signing one counterpart. Any signature page delivered by facsimile or e-mail transmission of images in Adobe PDF or similar format shall be binding to the same extent as an original signature page.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Amendment No. 1 to Promissory Note and Pledge Agreement as of the date first written above.

DEBTOR:		LENDER:

Cibus Global, LLC

/s/ Rory Riggs	By:	/s/ Peter Beetham
RORY RIGGS, an individual	Name:	Peter Beetham
	Its:	President

[SIGNATURE PAGE TO AMENDMENT NO. 1 TO PROMISSORY NOTE AND PLEDGE AGREEMENT]